UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2020

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
1.414% Notes due 2022	ZBH 22A	New York Stock Exchange
2.425% Notes due 2026 1.164% Notes due 2027	ZBH 26 ZBH 27	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on April 6, 2020, the Compensation and Management Development Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) approved temporary reductions in the base salaries of the Company’s named executive officers (“NEOs”) in response to uncertainty surrounding the scope and duration of the COVID-19 pandemic and its impact on the Company.  Specifically, the base salary of Bryan Hanson, the Company’s President and Chief Executive Officer, was reduced by 100% and the base salaries of the other NEOs was reduced by 25%, in each case until such time as the Committee determined in its discretion.  On June 26, 2020, the Committee approved the reinstatement of the NEOs’ base salaries to their respective pre-reduction levels.  In addition, the Committee approved the payment in cash of an amount to each NEO equal to the amount of base salary that such NEO gave up during the reduction period, which amount will be payable in a lump sum to each NEO on the next regular payroll payment date.

Item 7.01	Regulation FD Disclosure.

As previously reported, on April 6, 2020, in response to uncertainty surrounding the scope and duration of the COVID-19 pandemic and its impact on the Company, the Board approved a temporary reduction in director compensation.  Specifically, each non-employee director was to temporarily forgo 100% of the cash retainer payable on the last day of each quarter for his or her service on the Board until such time as the Board determined in its discretion.  On June 26, 2020, the Board approved the reinstatement of the non-employee directors’ cash retainer.  Because the retainer is paid quarterly on the last day of each quarter and the reinstatement was approved prior to the end of the second quarter of 2020, each non-employee director received the full retainer amount related to his or her service on the Board for the second quarter of 2020.

The information contained in Item 7.01 of this report shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 2, 2020

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary